Exhibit 4.1                Securities Purchase Agreement

                          SECURITIES PURCHASE AGREEMENT


     THIS SECURITIES PURCHASE AGREEMENT, dated as of the date of acceptance set forth below, is entered into by and between STOCKGROUP.COM HOLDINGS, INC., a Colorado corporation, with headquarters located at Suite 500, 750 West Pender Street, Vancouver, British Columbia, Canada V6C 2T7 (the "Company"), and each entity named on a signature page hereto (each, a "Lender") (each agreement with a Lender being deemed a separate and independent agreement between the Company and such Lender, except that each Lender acknowledges and consents to the rights granted to each other Lender under such agreement and the Transaction Agreements, as defined below, referred to therein).

                              W I T N E S S E T H:

     WHEREAS, the Company and the Lender are executing and delivering this Agreement in accordance with and in reliance upon the exemption from securities registration afforded, inter alia, by Rule 506 under Regulation D ("Regulation D") as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), and/or
Section 4(2) of the 1933 Act; and

     WHEREAS, the Lender wishes to lend funds to the Company, subject to and upon the terms and conditions of this Agreement , the repayment of which will be represented by 3% Convertible Debentures Series 00-1 of the Company (the "Convertible Debentures"), which Convertible Debentures will be convertible into shares of Common Stock, no par value per share, of the Company (the "Common Stock"), upon the terms and subject to the conditions of such Debentures, together with the Warrants (as defined below) exercisable for the purchase of shares of Common Stock, and subject to acceptance of this Agreement by the Company;

     NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. AGREEMENT TO PURCHASE; PURCHASE PRICE.

     a. Purchase; Certain Definitions.

     (i) Subject to the terms and conditions of this Agreement and the other Transaction Agreements, the undersigned hereby agrees to loan to the Company the principal amount set forth on the Lender's signature page of this Agreement (the "Purchase Price"), out of the aggregate amount being loaned by all Lenders of $500,000. The obligation to repay the loan shall be evidenced by the Company's issuance of one or more Convertible Debentures to the Lender in such principal amount (the Convertible Debentures issued to the Lender, the "Debentures"). Each Debenture shall have the terms and conditions of, and be substantially in the form attached hereto as, Annex I. The loan to be made by the Lender and the issuance of the

Debentures to the Lender are sometimes referred to herein and in the other Transaction Agreements as the purchase and sale of the Debentures.

     (ii) The purchase price to be paid by the Lender (the "Purchase Price") shall be equal to the face amount of the Debentures being purchased on the Closing Date and shall be payable in United States Dollars.

     b. Certain Definitions. As used herein, each of the following terms has the meaning set forth below, unless the context otherwise requires:

     (i) "Affiliate" means, with respect to a specific Person referred to in the relevant provision, another Person who or which controls or is controlled by or is under common control with such specified Person.

     (ii) "Cap Amount" means, if the Cap Regulations are applicable to the Company's issuance of shares in connection with the transactions contemplated by the Transaction Agreements, the number of shares equal to 19.99% of the number of outstanding shares of Common Stock on the date hereof (the number of such outstanding shares is specified in Section 3(c) hereof).

     (iii) "Cap Regulations" means the maximum number of shares that may be issued in compliance with the applicable rules and regulations of its Principal Trading Market, including, but not necessarily limited to, Nasdaq Rule
4310(c)(25)(H)(i) or Rule 4460(i)(1), as may be applicable, which would limit the issuance of Common Stock on conversion of the all the Debentures in this series to the Cap Amount.

     (iv) "Certificates" means the Debentures and the Warrants, each duly executed by the Company and issued on the Closing Date in the name of the Lender.

     (v) "Closing Date" means the date of the closing of the purchase and sale of the Debentures, as provided herein.

     (vi) "Conversion Shares" means the shares of Common Stock issuable upon conversion of the Debentures (including, if relevant, accrued interest on the Debentures so converted).

     (vii) "Effective Date" means the effective date of the Registration Statement covering the Registrable Securities (as those terms are defined in the Registration Rights Agreement) relating to the Securities.

     (viii) "Escrow Agent" means the escrow agent identified in the Joint Escrow Instructions attached hereto as Annex II (the "Joint Escrow Instructions").

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     (ix) "Escrow Funds" means the Purchase Price  delivered to the Escrow Agent as contemplated 12/10/00 by Sections 1(c) and (d) hereof.

     (x) "Escrow Property" means the Escrow Funds and the Certificates delivered to the Escrow Agent as contemplated by Section 1(c) hereof.

     (xi) "Holder" means the Person holding the relevant Securities.

     (xii) "Last Audited Date" means December 31, 1999.

     (xiii) "Lender's Allocable Share" means the fraction, of which the numerator is the Purchase Price of the Lender's Debentures and the denominator is $500,000.

     (xiv) "Person" means any living person or any entity, such as, but not necessarily limited to, a corporation, partnership or trust.

     (xv) "Principal Trading Market" means The NASD/OTC Bulletin Board Market.

     (xvi)  "Registration   Rights  Agreement"  means  the  Registration  Rights
Agreement in the form annexed hereto as Annex IV, as executed by the Lender and the Company simultaneously with the execution of this Agreement.

     (xvii) "Reporting Service" means Bloomberg LP or if that service is not then reporting the relevant information regarding the Common Stock, a comparable reporting service of national reputation selected by the Holders of the Debentures and reasonably acceptable to the Company.

     (xviii) "Securities" means the Debentures, the Warrants, the Conversion Shares and the Warrant Shares (as defined below).

     (xix) "Shares" means the shares of Common Stock representing any or all of the Conversion Shares and the Warrant Shares.

     (xx) "Transaction Agreements" means the Securities Purchase Agreement, the Debentures, the Joint Escrow Instructions, the Registration Rights Agreement, and the Warrants and includes all ancillary documents referred to in those agreements.

     (xxi) "Warrants" means the Basic Warrants and the Additional Warrants (as those terms are defined below).

     (xxii) "Warrant Shares" means the shares of Common Stock issuable upon exercise of the Warrants.

     c. Form of Payment; Delivery of Certificates.

     (i) The Lender shall pay the Purchase Price for the Debentures by delivering immediately available good funds in United States Dollars to the Escrow Agent no later than the date prior to the Closing Date.

     (ii) No later than the Closing Date, but in any event promptly following payment by the Lender to the Escrow Agent of the Purchase Price, the Company shall deliver the Certificates, each duly executed on behalf of the Company and issued in the name of the Lender, to the Escrow Agent.

     (iii) By signing this Agreement, each of the Lender and the Company, subject to acceptance by the Escrow Agent, agrees to all of the terms and conditions of, and becomes a party to, the Joint Escrow Instructions, all of the provisions of which are incorporated herein by this reference as if set forth in full.

     d. Method of Payment. Payment into escrow of the Purchase Price shall be made by wire transfer of funds to:

        Bank of New York
        350 Fifth Avenue
        New York, New York 10001

        ABA# 021000018
        For credit to the account of Krieger & Prager LLP
        Account No.: [To be provided to the Lender by Krieger & Prager LLP]
        Re:   Stockgroup.com Transaction

Not later than 3:00 p.m., New York time, on the date which is two (2) New York Stock Exchange ("NYSE") trading days after both the Lender and the Company shall have accepted this Agreement and each returned a signed counterpart of this Agreement to the Escrow Agent by facsimile, the Lender shall deposit with the Escrow Agent the Purchase Price in immediately available funds. Time is of the essence with respect to such payment, and failure by the Lender to make such payment, shall allow the Company to cancel this Agreement.

     2.  LENDER  REPRESENTATIONS,   WARRANTIES,  ETC.;  ACCESS  TO  INFORMATION;
INDEPENDENT INVESTIGATION.

     The Lender represents and warrants to, and covenants and agrees with, the Company as follows:

     a. Without limiting Lender's right to sell the Securities pursuant to the Registration Statement or otherwise in compliance with the 1933 Act, the Lender is purchasing the Debentures and will be acquiring the Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

     b. The Lender is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the

Company or any of its Affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Securities.

     c. All subsequent offers and sales of the Securities by the Lender shall be made pursuant to registration of the Shares under the 1933 Act or pursuant to an exemption from registration.

     d. The Lender understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the 1933 Act and state securities laws and that the Company is relying upon the truth and accuracy of, and the Lender's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Lender set forth herein in order to determine the availability of such exemptions and the eligibility of the Lender to acquire the Securities.

     e. The Lender and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Debentures and the offer of the Shares which have been requested by the Lender, including those set forth on Annex V hereto. The Lender and its advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries. Without limiting the generality of the foregoing, the Lender has also had the opportunity to obtain and to review the Company's (1) Annual Report, as amended, on Form 10-K for the fiscal year ended December 31, 1999, (2) Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000; (3) Current Reports on Form 8-K filed February 15, 2000 and April 18, 2000, (4) Registration Statement on Form SB-2, as filed on My 26, 2000 and amended on August 1, 2000 and (5) Definitive Proxy Statement filed on October 16, 2000 (collectively, the "Company's SEC Documents").

     f. The Lender understands that its investment in the Securities involves a high degree of risk.

     g. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities.

     h. This Agreement and the other Transaction Agreements to which the Lender is a party, and the transactions contemplated thereby, have been duly and validly authorized, executed and delivered on behalf of the Lender and are valid and binding agreements of the Lender enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     3. COMPANY REPRESENTATIONS, ETC. The Company represents and warrants to the Lender as of the date hereof and as of the Closing Date that, except as otherwise provided in the Annex IV hereto or in the Company's SEC Documents:

     a. Rights of Others Affecting the Transactions. There are no preemptive rights of any shareholder of the Company, as such, to acquire the Debentures, the Warrants or the Shares. No party other than a Lender has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Transaction Agreements.

     b. Status. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business, operations or financial condition or results of operations of the Company and its subsidiaries taken as a whole. The Company has registered its stock and is obligated to file reports pursuant to
Section 12 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the "1934 Act"). The Common Stock is quoted and traded on the Principal Trading Market. The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such quotation on the Principal Trading Market, and the Company has maintained all requirements on its part for the continuation of such quotation.

     c. Authorized Shares. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, no par value per share, of which 8,479,676 shares are outstanding as of the date hereof and (ii) 5,000,000 shares of Preferred Stock, non-voting, no par value, of which none are outstanding as of the date hereof . All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Shares. The Shares have been duly authorized and, when issued upon conversion of, or as interest on, the Debentures or upon exercise of the Warrants, each in accordance with its respective terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Holder thereof to personal liability by reason of being such Holder.

     d. Transaction Agreements and Stock. This Agreement and each of the other Transaction Agreements, and the transactions contemplated thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Debentures, the Warrants and each of the other Transaction Agreements, when executed and delivered by the Company, will be, valid and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

     e. Non-contravention. The execution and delivery of this Agreement and each of the other Transaction Agreements by the Company, the issuance of the Securities, and the consummation by the Company of the other transactions contemplated by this Agreement, the Debentures, the Warrants and the other Transaction Agreements do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, or on the transactions contemplated herein.

     f. Approvals. No authorization, approval or consent of any court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the shareholders of the Company is required to be obtained by the Company for the issuance and sale of the Securities to the Lender as contemplated by this Agreement, except such authorizations, approvals and consents that have been obtained.

     g. Filings. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since December 1, 1999, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC.

     h. Absence of Certain Changes. Since the Last Audited Date, there has been no material adverse change and no material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, except as disclosed in the Company's SEC Documents. Since the Last Audited Date, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts or claims, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in employee compensation, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

     i. Full Disclosure. There is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Lender that (i) would reasonably be expected to have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole, (ii) would reasonably be expected to materially and adversely affect the ability of the Company to perform its obligations pursuant to any of the Transaction Agreements, or (iii) would reasonably be expected to materially and adversely affect the value of the rights granted to the Lender in the Transaction Agreements.

     j. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole or the transactions contemplated by any of the Transaction Agreements or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, any of the Transaction Agreements.

     k. Absence of Events of Default. Except as set forth in Section 3(e) hereof, no Event of Default (or its equivalent term), as defined in the respective agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an Event of Default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole.

     l. Prior Issues. During the twelve (12) months preceding the date hereof, the Company has not issued any stock option grants, convertible securities or any shares of its Common Stock.

     m. No Undisclosed Liabilities or Events. The Company has no liabilities or obligations other than those disclosed in the Transaction Agreements or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the Last Audited Date, or which individually or in the aggregate, do not or would not have a material adverse effect on the business, operations, financial condition or results of operations of the Company and its subsidiaries taken as a whole. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. There are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without shareholder approval, which change would reduce or otherwise adversely affect the rights and powers of the shareholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

     n. No Default. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

     o. No Integrated Offering. Neither the Company nor any of its Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since December 1, 1999, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Securities as contemplated hereby.

     p. Dilution. The number of Shares issuable upon conversion of the Debentures may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to the conversion of the Debentures. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The board of directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Shares upon conversion of the Debentures and upon exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor every Notice of Conversion (as defined in the Debentures) relating to the conversion of the Debentures, and every Notice of Exercise (as contemplated by the Warrants), unless the Company is subject to an injunction (which injunction was not sought by the Company) prohibiting the Company from doing so.

     r. Fees to Brokers, Finders and Others. Neither the Company nor the Lender has taken any action which would give rise to any claim by any person for brokerage commission, finder's fees or similar payments by the Lender relating to this Agreement or the transactions contemplated hereby. Each of the Company, on the one hand, and the Lender, on the other (each of them, a "Fee Indemnitor"), shall indemnify and hold harmless the other (and its employees, officers, directors, agents, and partners, and their respective Affiliates;
each, including the Company or the Lender, as the case may be, a "Fee Indemnitee") from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred, by any party claiming the payment from a Fee Indemnitee on account of an agreement made by the relevant Fee Indemnitor.

     4. CERTAIN COVENANTS AND ACKNOWLEDGMENTS.

     a. Transfer Restrictions. The Lender acknowledges that (1) the Securities have not been and are not being registered under the provisions of the 1933 Act and, except as provided in the Registration Rights Agreement or otherwise included in an effective registration statement,, the Shares have not been and are not being registered under the 1933 Act, and may not be transferred unless
(A) subsequently registered thereunder or (B) the Lender shall have delivered to the Company an opinion of counsel, reasonably satisfactory in form, scope and substance to the Company, to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; (2) any sale of the Securities made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such Securities under circumstances in which the seller, or the Person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (3) neither the Company nor any other Person is under any obligation to register the Securities (other than pursuant to the Registration Rights Agreement) under the 1933 Act or to comply with the terms and conditions of any exemption thereunder.

     b. Restrictive Legend. The Lender acknowledges and agrees that the Securities and, until such time as the Common Stock has been registered under the 1933 Act as contemplated by the Registration Rights Agreement and sold in accordance with an effective Registration Statement or otherwise in accordance with another effective registration statement, certificates and other instruments representing any of the Securities shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such Securities):

     THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES OR AN OPINION OF COUNSEL OR OTHER EVIDENCE ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

     c. Filings. The Company undertakes and agrees to make all necessary filings in connection with the sale of the Securities to the Lender under any United States laws and regulations applicable to the Company, or by any domestic securities exchange or trading market, and to provide a copy thereof to the Lender promptly after such filing.

     d. Reporting Status. So long as the Lender beneficially owns any of the Securities, the Company shall file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, shall take all reasonable action under its control to ensure that adequate current public information with respect to the Company, as required in accordance with Rule 144(c)(2) of the 1933 Act, is publicly available, and shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company will take all reasonable action under its control to maintain the continued quotation and trading of its Common Stock (including, without limitation, all Registrable Securities) on the Principal Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the by-laws or rules of the National Association of Securities Dealers, Inc. applicable to it.

     e. Use of Proceeds. The Company will use the proceeds from the sale of the Debentures (excluding amounts paid by the Company for legal and escrow fees in connection with the sale of the Securities) for internal working capital purposes, and, unless specifically consented to in advance in each instance by the Lender, the Company shall not, directly or indirectly, use such proceeds for any loan to or investment in any other corporation, partnership enterprise or other Person or for the repayment of any outstanding loan by the Company to any other party.

     f. Warrants.  The Company agrees to issue to the Lender on the Closing Date
(i) transferable warrants (the "Basic Warrants") for the purchase of a number of shares equal to 500,000 multiplied by the Lender's Allocable Share at an exercise price of $1.00 per share and (ii) transferable warrants (the "Additional Warrants") for the purchase of a number of shares of Common Stock equal to 300,000 multiplied by the Lender's Allocable Share at an exercise price of $2.00 per share. The Warrants will expire on the last day of the calendar month in which the fourth anniversary of the Closing Date occurs. Each of the Warrants shall be in the form annexed hereto as Annex VI, and shall have (x) registration rights as provided in the Registration Rights Agreement and (y) piggy-back registration rights after the effectiveness of the Registration Statement expires, as contemplated by the Registration Rights Agreement.

     g. Certain Agreements.

     (i) Except to the extent specifically provided below, but in each such event subject to compliance with all of the other provisions of this Agreement, the Company covenants and agrees that it will not, without the prior written consent of the Lender, enter into any subsequent or further offer or sale of Common Stock or securities convertible into Common Stock

(collectively, "New Common Stock") to or with any third party pursuant to a transaction in which the purchase price per share or the exercise price per share, as applicable, of New Common Stock is less than the Fixed Conversion Price (as defined in the Debentures) on any date which is earlier than ninety
(90) days after the filing of the Registration Statement.

     (ii) If, at any time after the  expiration  of the period  contemplated  by
Section 4(g)(i) hereof (or prior thereto with the consent of the Lender) and through and including the date which is eight (8) months after the Effective Date, the Company enters into a transaction (a "New Transaction") with a third party on terms providing for either (A) a sale price (the "New Transaction Price") equal to or computed based on, or a determination of a conversion price (howsoever defined or computed) based on, a lower percentage of the then current market price (howsoever defined or computed) than provided in the Debentures for determining the Conversion Price and/or (B) an exercise price (an "Actual Exercise Price") for a warrant or other purchase right lower than the Exercise Price of the Basic Warrants, then (x) the terms of any unissued or unconverted Debenture shall be modified to reduce the Fixed Conversion Price and the percentage used in computing the Variable Conversion Price to be equal to that provided in the New Transaction as so consummated (all such adjustments, collectively, the "New Conversion Price"), (y) the exercise price for each unexercised Warrant as of such date shall be reduced to the lower of the Actual Exercise Price, if any, or the adjusted Fixed Conversion Price, and (z) in the event that the New Transaction Price is lower then the Minimum Conversion Price, the Minimum Conversion Price will be reduced to be equal to the New Transaction Price.

     (iii) The foregoing provisions of Section 4(g) do not apply to the issuance of New Common Stock (a) to Deephaven Private Placement Trading Ltd. or to Amro International S.A. in connection with either such party's exercise of conversion or other rights it may have under documents executed and transactions consummated prior to the date of this Agreement or (b) pursuant to an Employee Stock Option Plan ("ESOP") of the Company, such ESOP having been properly approved by the shareholders of the Company prior to the date of this Agreement.

     (iv) By the Closing Date, the Company shall obtain the agreement (each, a _Principal_s Agreement_) of each of its Principals (as defined below) that, without the prior written consent of the Lender in each instance, such Principal will not sell or otherwise transfer or offer to sell or otherwise transfer any shares of Common Stock directly or indirectly held by such Principal during the period commencing on the date of this Agreement and continuing through and including the date which is ninety (90) days after the Effective Date. Each such Principal_s Agreement shall (w) specify that it is entered into as an inducement to the Lender_s execution, delivery and performance of this Agreement, (x) name the Lender as a third party beneficiary thereof, (y) acknowledge that the Company_s transfer agent will be provided with instructions that transfers by a Principal require the consent of the Company and the Lender, and (z) contemplate that, in addition to any other damages or remedies that may be appropriate, the Principal_s Agreement shall be enforceable by injunction sought by the Company and the Lender or any one or more of them. A _Principal_ is a Person who meets any one or more of the following criteria: (A) each Person who is a director or principal officer of the Company or who, directly or indirectly, holds in excess of five (5%) percent of the outstanding shares of Common Stock of the Company (each, a "Company Principal"), (B) a spouse of a Company Principal (a _Principal_s Spouse_) who, directly or indirectly, holds any shares of Common Stock of the Company, (C) a parent, sibling or child of a Company Principal who resides in the household of a Company Principal or of a Principal_s Spouse (each, a _Principal_s Relative_) and who, directly or indirectly, holds any shares of Common Stock, or (D) any other Person or entity, including, without limitation, for profit or non-profit corporations, partnerships and trusts, whose voting rights regarding Common Stock of the Company is subject to the direction, control or other influence of any Company Principal, Principal_s Spouse, or Principal_s Relative.

     h. Reimbursement. If (i) any Lender, other than by reason of its gross negligence or willful misconduct, becomes involved in any capacity in any action, proceeding or investigation brought by any stockholder of the Company, in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Lender is impleaded in any such action, proceeding or investigation by any Person, or (ii) any Lender, other than by reason of its gross negligence or willful misconduct or by reason of its trading of the Common Stock in a manner that is illegal under the federal securities laws, becomes involved in any capacity in any action, proceeding or investigation brought by the SEC against or involving the Company or in connection with or as a result of the consummation of the transactions contemplated by the Transaction Agreements, or if such Lender is impleaded in any such action, proceeding or investigation by any Person, then in any such case, the Company will reimburse such Lender for its reasonable legal and other expenses (including the cost of any investigation and preparation) incurred in connection therewith, as such expenses are incurred. In addition, other than with respect to any matter in which such Lender is a named party, the Company will pay such Lender the charges, as reasonably determined by such Lender, for the time of any officers or employees of such Lender devoted to appearing and preparing to appear as witnesses, assisting in preparation for hearings, trials or pretrial matters, or otherwise with respect to inquiries, hearing, trials, and other proceedings relating to the subject matter of this Agreement. The reimbursement obligations of the Company under this paragraph shall be in addition to any liability which the Company may otherwise have, shall extend upon the same terms and conditions to any Affiliates of the Lender who are actually named in such action, proceeding or investigation, and partners, directors, agents, employees and controlling persons (if any), as the case may be, of the Lender and any such Affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company, the Lender and any such Affiliate and any such Person. The Company also agrees that neither any Lender nor any such Affiliate, partners, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company in connection with or as a result of the consummation of the Transaction Agreements except to the extent that any losses, claims, damages, liabilities or expenses incurred by the Company result from the gross negligence or willful misconduct of such Lender.

     h. Available Shares. The Company shall have at all times authorized and reserved for issuance, free from preemptive rights, a number of shares (the "Minimum Available Shares") at least equal to the sum of (x) two hundred percent (200%) of the number of shares of Common Stock issuable as may be required to satisfy the conversion rights of the Holders of all outstanding Convertible Debentures (whether originally issued to the Lender or to other Lenders), plus
(y) the number of shares issuable upon exercise of all outstanding Warrants held by all Holders (in each case, whether such Convertible Debentures or Warrants were originally issued to the Lender or to any other Lender). For the purposes of such calculations, the Company should assume that all such Debentures were then convertible and all Warrants were then exercisable without regard to any restrictions which might limit any Lender's right to convert any of the Convertible Debentures or exercise any of the Warrants held by any Lender.

     i. Limitation on Issuance of Shares; Redemption Amount. If, at any time while the Debentures or the Warrants are outstanding, the Cap Regulations apply to limit the number of shares of Common Stock which the Company may issue to the Lenders, or if the Company breaches the provisions of Section 4(g) hereof (the Cap Regulations and such breach, collectively referred to as the "Issuance Limitations"), Without limiting the other provisions of the Securities Purchase Agreement or this Debenture, the Company will take all steps reasonably necessary to be in a position to issue shares of Common Stock on conversion of all the Convertible Debentures without violating the Issuance Limitations. If, despite taking such steps, the Company still can not issue such shares of Common Stock without violating the Issuance Limitations, , the Holder of a Debenture (to the extent the same can not be converted in compliance with the Issuance Limitations, an "Unconverted Debenture"), shall have the option, exercisable in such Holder's sole and absolute discretion, to elect either of the following remedies:

          (i) if permitted by the Cap Regulations, require the Company to issue shares of Common Stock in accordance with such Holder's Notice of Conversion at a conversion purchase price equal to the average of the closing price per share of Common Stock for any five (5) consecutive trading days (subject to certain equitable adjustments for certain events occurring during such period) during the sixty (60) trading days immediately preceding the date of Notice of Conversion; or

          (y) require the Company to redeem each Unconverted Debenture for an amount (the "Redemption Amount"), payable in cash, equal to:

                            V                        x                 M
                           ---
                            CP

     where:

          "V" means the principal of an Unconverted Debenture plus any accrued but unpaid interest thereon;

          "CP" means the Conversion Price in effect on the date of redemption (the "Redemption Date") specified in the notice from the Holder of the Unconverted Debentures electing this remedy; and

          "M" means the highest closing price per share of the Common Stock during the period beginning on the Redemption Date and ending on the trading date immediately preceding date of payment of the Redemption Amount.

The notice of exercise of this provision by the Holder shall specify the date on which the Redemption Amount shall be paid, which date shall be at least five (5) business days after the Redemption Date; provided, however, that the Company shall have the right to accelerate the date of such payment. The Holder of an Unconverted Debenture may elect one of the above remedies with respect to a portion of such Unconverted Debenture and the other remedy with respect to other portions of the Unconverted Debenture. If the Redemption Amount is not timely paid by the Company, the Redemption Amount computed as of such date will bear interest at the rate of eighteen percent (18%) or the highest rate allowed by law, whichever is lower, from the date it was due until and including the date actually paid. The Debentures shall contain provisions substantially consistent with the above terms, with such additional provisions as may be consented to by the Lender. The provisions of this paragraph are not intended to limit the scope of the provisions otherwise included in the Debentures.

     5. TRANSFER AGENT INSTRUCTIONS.

     a. The Company warrants that, with respect to the Securities, other than the stop transfer instructions to give effect to Section 4(a) hereof, it will give its transfer agent no instructions inconsistent with instructions to issue Common Stock from time to time upon conversion of the Debentures in such amounts as specified from time to time by the Company to the transfer agent, bearing the restrictive legend specified in Section 4(b) of this Agreement prior to registration of the Shares under the 1933 Act, registered in the name of the Lender or its nominee and in such denominations to be specified by the Lender in connection with each conversion of the Debentures. Except as so provided, the Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement, the Registration Rights Agreement, and applicable law. Nothing in this Section shall affect in any way the Lender's obligations and agreement to comply with all applicable securities laws upon resale of the Securities. If the Lender provides the Company with an opinion of counsel reasonably satisfactory to the Company that registration of a resale by the Lender of any of the Securities in accordance with clause (1)(B) of Section 4(a) of this Agreement is not required under the 1933 Act, the Company shall (except as provided in clause (2) of Section 4(a) of this Agreement) permit the transfer of the Securities and, in the case of the Conversion Shares, promptly instruct the Company's transfer agent to issue one or more certificates for Common Stock without legend in such name and in such denominations as specified by the Lender.

     b. Subject to the provisions of this Agreement, the Company will permit the
Lender  to  exercise  its  right  to  convert  the   Debentures  in  the  manner
contemplated by the Debentures.

     c. The Company understands that a delay in the issuance of the Shares of Common Stock beyond the Delivery Date (as defined in the Debentures) could result in economic loss to the Lender. As compensation to the Lender for such loss, the Company agrees to pay late payments to the Lender for late issuance of Shares upon Conversion in accordance with the following schedule (where "No. Business Days Late" is defined as the number of business days which is two (2) business days beyond the Delivery Date):

                                         Late Payment For Each $10,000
                                         of Debenture Principal or Interest
      No. Business Days Late             Amount Being Converted
      ---------------------------------------------------------------------

               1                                  $100
               2                                  $200
               3                                  $300
               4                                  $400
               5                                  $500
               6                                  $600
               7                                  $700
               8                                  $800
               9                                  $900
               10                                 $1,000
               >10                                $1,000

               +$200 for each Business Day Late beyond 10 days

The Company shall pay any payments incurred under this Section in immediately available funds upon demand as the Lender's exclusive remedy (other than the following provisions of this Section 5(c) and the provisions of the immediately following Section 5(d) of this Agreement) for such delay. Furthermore, in addition to any other remedies which may be available to the Lender, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock by close of business on the Delivery Date, the Lender will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company, whereupon the Company and the Lender shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion; provided, however, that any payments contemplated by this
Section 5(c) which have accrued through the date of such revocation notice shall remain due and owing to the Converting Holder notwithstanding such revocation..

     d. If, by the relevant Delivery Date, the Company fails for any reason to deliver the Shares to be issued upon conversion of a Debenture and after such Delivery Date, the Holder of the Debentures being converted (a "Converting
Holder") purchases, in an arm's-length open market transaction or otherwise, shares of Common Stock (the "Covering Shares") in order to make delivery in satisfaction of a sale of Common Stock by the Converting Holder (the "Sold Shares"), which delivery such Converting Holder anticipated to make using the Shares to be issued upon such conversion (a "Buy-In"), the Converting Holder shall the right, to require the Company to pay to the Converting Holder, in addition to and not in lieu of the amounts due under Section 5(c) hereof (but in addition to all other amounts contemplated in other provisions of the Transaction Agreements, and not in lieu of any such other amounts), the Buy-In Adjustment Amount (as defined below). The "Buy-In Adjustment Amount" is the amount equal to the excess, if any, of (x) the Converting Holder's total purchase price (including brokerage commissions, if any) for the Covering Shares over (y) the net proceeds (after brokerage commissions, if any) received by the Converting Holder from the sale of the Sold Shares. The Company shall pay the Buy-In Adjustment Amount to the Company in immediately available funds immediately upon demand by the Converting Holder. By way of illustration and not in limitation of the foregoing, if the Converting Holder purchases shares of Common Stock having a total purchase price (including brokerage commissions) of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for net proceeds of $10,000, the Buy-In Adjustment Amount which Company will be required to pay to the Converting Holder will be $1,000.

     e. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of the Holder and its compliance with the provisions contained in this paragraph, so long as the certificates therefor do not bear a legend and the Holder thereof is not obligated to return such certificate for the placement of a legend thereon, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission system.

     f.  The  holder  of any  Debentures  shall  be  entitled  to  exercise  its conversion privilege with respect to the Debentures notwithstanding the commencement of any case under 11 U.S.C.ss.101 et seq. (the "Bankruptcy Code"). In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of such holder's conversion privilege. The Company hereby waives, to the fullest extent permitted, any rights to relief it may have under 11 U.S.C.ss.362 in respect of the conversion of the Debentures. The Company agrees, without cost or expense to such holder, to take or to consent to any and all action necessary to effectuate relief under 11 U.S.C.ss.362.

     g. The Company will authorize its transfer agent to give information relating to the Company directly to the Lender or the Lender's representatives upon the request of the Lender or any such representative, to the extent such information relates to (i) the status of shares of Common Stock issued or claimed to be issued to the Lender in connection with a Notice of Conversion or exercise of a Warrant, or (ii) the number of outstanding shares of Common Stock of all shareholders as of a current or other specified date. The Company will provide the Lender with a copy of the authorization so given to the transfer agent.

     6. CLOSING DATE.

     a. The Closing Date shall occur on the first practicable trading day (other than a bank holiday) for the release of the Escrow Property after each of the conditions contemplated by Sections 7 and 8 hereof shall have either been satisfied or been waived by the party in whose favor such conditions run.

     b. The closing of the purchase and issuance of Debentures shall occur on the Closing Date at the offices of the Escrow Agent and shall take place no later than 3:00 P.M., New York time, on such day or such other time as is mutually agreed upon by the Company and the Lender.

     c. Notwithstanding anything to the contrary contained herein, the Escrow Agent will be authorized to release the Escrow Property on the Closing Date upon satisfaction of the conditions set forth in Sections 7 and 8 hereof and as provided in the Joint Escrow Instructions.

     7. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

     The Lender understands that the Company's obligation to sell the Debentures to the Lender pursuant to this Agreement on the Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement and the Registration Rights Agreement by the Lender;

     b. Delivery by the Lender to the Escrow Agent of good funds as payment in full of an amount equal to the Purchase Price for the Securities in accordance with this Agreement;

     c. The accuracy on the Closing Date of the representations and warranties of the Lender contained in this Agreement, each as if made on such date, and the performance by the Lender on or before such date of all covenants and agreements of the Lender required to be performed on or before such date; and

     d. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained.

     8. CONDITIONS TO THE LENDER'S OBLIGATION TO PURCHASE.

     The Company understands that the Lender's obligation to purchase the Debentures on the Closing Date is conditioned upon:

     a. The execution and delivery of this Agreement and the other Transaction Agreements by the Company;

     b. Delivery by the Company to the Escrow Agent of the Certificates in accordance with this Agreement;

     c. The accuracy in all material respects on the Closing Date of the representations and warranties of the Company contained in this Agreement, each as if made on such date, and the performance by the Company on or before such date of all covenants and agreements of the Company required to be performed on or before such date;

     d. On the Closing Date, the Registration Rights Agreement shall be in full force and effect and the Company shall not be in default thereunder;

     e. On the Closing Date, the Lender shall have received an opinion of counsel for the Company, dated the Closing Date, in form, scope and substance reasonably satisfactory to the Lender, substantially to the effect set forth in Annex III attached hereto;

     f. There shall not be in effect any law, rule or regulation prohibiting or restricting the transactions contemplated hereby, or requiring any consent or approval which shall not have been obtained;

     g. From and after the date hereof to and including the Closing Date, each of the following conditions will remain in effect: (i) the trading of the Common Stock shall not have been suspended by the SEC or on the Principal Trading Market; (ii) trading in securities generally on the Principal Trading Market shall not have been suspended or limited; (iii), no minimum prices shall been established for securities traded on the Principal Trading Market; (iv) there shall not have been any outbreak or escalation of hostilities involving the United States; (v) there shall not have been any material adverse change in any financial market that, in the reasonable judgment of the Lender, makes it impracticable or inadvisable to purchase the Debentures.

     9. GOVERNING LAW: MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Lender for any reasonable legal fees and disbursements incurred by the Lender in enforcement of or protection of any of its rights under any of the Transaction Agreements.

     b. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     10. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

     (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

     (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

     (c) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

COMPANY:       STOCKGROUP.COM HOLDINGS, INC.
               Suite 500
               750 West Pender Street
               Vancouver, British Columbia, CANADA V6C 2T7
               Attn: Marcus New
               Telephone No.: (604) 331-0995
               Telecopier No.: (604) 331-1194

               with a copy to:

               Sierchio & Company, LLP
               150 East 58th Street, 25th Floor
               New York, NY 10155
               Attn: Joseph Sierchio, Esq.
               Telephone No.: (212) 446-9500
               Telecopier No.: (212) 446-9504

Lender:        At the address set forth on the signature page of this Agreement.

               with a copy to:

               Krieger & Prager LLP, Esqs.
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Ronald Nussbaum, Esq.
               Telephone No.: (212) 363-2900
               Telecopier No. (212) 363-2999

ESCROW AGENT:  Krieger & Prager LLP
               39 Broadway
               Suite 1440
               New York, NY 10006
               Attn: Samuel Krieger, Esq.
               New York, New York 10016
               Telephone No.: (212) 363-2900
               Telecopier No. (212) 363-2999

     11. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The Company's and the Lender's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Certificates and the payment of the Purchase Price, and shall inure to the benefit of the Lender and the Company and their respective successors and assigns.


                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, this Agreement has been duly executed by the Lender (if an entity, by one of its officers thereunto duly authorized) as of the date set forth below.

AMOUNT AND PURCHASE PRICE OF DEBENTURES:             $


                             SIGNATURES FOR ENTITIES

     IN  WITNESS  WHEREOF,   the  undersigned   represents  that  the  foregoing
statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf this day of , 2000.


--------------------------------
Address                                    Printed Name of Lender
--------------------------------
                                           By:
Telecopier No. -----------------           (Signature of Authorized Person)

                                           -------------------------------------

                  Printed Name and Title
Jurisdiction of Incorporation
or Organization

As of the date set forth below, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

STOCKGROUP.COM HOLDINGS, INC.

By:

Title:
Date:              , 2000

         ANNEX I           FORM OF DEBENTURE

         ANNEX II          JOINT ESCROW INSTRUCTIONS

         ANNEX III         OPINION OF COUNSEL

         ANNEX IV          REGISTRATION RIGHTS AGREEMENT

         ANNEX V           COMPANY DISCLOSURE MATERIALS

         ANNEX VI          FORM OF WARRANT

                                                                         ANNEX V
                                                                              TO
                                                   SECURITIES PURCHASE AGREEMENT


                               COMPANY DISCLOSURE


Page     Section      Disclosure
-------------------------------------------------------------------------------
5, 7     3.a., 3.f.        Amro   International   S.A.  and  Deephaven   Capital
                           Management LLC have right of first refusal pursuant to agreement dated March 31, 2000. Their right of first refusal expires on December 14, 2000.

6        3.c., 3.h.(iii)   12,000 shares issued to Michael Seifert are not fully
                           paid, and will be canceled before December 31, 2000

8        3.l.              Employees and Directors under 1999 Stock option plan.
                           A total of 689,000  stock options have been issued to
                           employees  and   Directors   under  this  plan  since
                           December 1, 1999, of which 501,300 remain outstanding and unexercised.

8        3.l.              David Jones issued  5,000  options at $2.50 on Dec 31
                           1999 for services

8        3.l.              Wade Dawe issued  15,000  options at $1.50 on Jul 10,
                           2000 for services

8        3.l.              Continental  Capital issued 100,000 shares on Aug 24,
                           2000 for services valued at $1.6250

8        3.l.              Continental  Capital issued 100,000  options at $4.00
                           on Aug 24, 2000 for services

8        3.l.              MediaStream  issued  116,935 shares at $3.72 pursuant
                           to a private placement in April 2000

8        3.l.              Deephaven  Private  Placement  Trading  was  issued a
                           $2,000,000  Convertible  Note  March 31,  2000,  plus
                           121,212 options at $3.30 of which $500,000 has been repaid to date.

8        3.l.              Amro  International  S.A.  was  issued  a  $1,000,000
                           Convertible Note March 31, 2000, plus 60,606 options at $3.30, of which $250,000 has been repaid to date.

8        3.l.              Amro   International  was  issued  67,741  shares  at
                           $0.7755  on  November   20,   2000,   pursuant  to  a
                           conversion under their Convertible Note

8        3.l.              Jesup  &  Lamont  was  issued   90,909   options  for
                           Investment Banking services on March 31, 2000.

8        3.m.              The Company  plans to increase the  authorized  share
                           capital from 50,000,000 to 75,000,000 at the next AGM